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                                                                      Exhibit 11

COUNTY SEAT STORES, INC.
COMPUTATION OF EARNINGS PER SHARE
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                13 Weeks        26 Weeks
                                                  Ended           Ended
                                                August 1,       August 1,
                                                  1998            1998
                                              -----------      -----------
BASIC and DILUTED:

 Net loss                                     $   (15,033)     $   (27,797)
                                              ===========      ===========

 Weighted average shares outstanding               20,000           20,000
                                              ===========      ===========

 Loss per common share, basic and diluted     $     (0.75)     $     (1.39)
                                              ===========      ===========